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                                                                    EXHIBIT 10.2

                                 EXECUTION COPY

                              TERMINATION AGREEMENT

     This Termination Agreement, dated as of this 19th day of August, 2002 (the "SIGNING DATE"), is by and between PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation having its principal place of business at 830 Winter Street, Waltham, Massachusetts 02451-1420 ("PRAECIS"), and Amgen Inc., a Delaware corporation with its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1789 ("AMGEN").

     WHEREAS, PRAECIS and Amgen are parties to an Amended and Restated Binding Agreement in Principle, effective as of March 8, 1999, as amended (the "COLLABORATION AGREEMENT"), providing for a collaboration between the parties for the development and commercialization of certain LHRH Antagonist Compounds;

     WHEREAS, on September 18, 2001, Amgen delivered a notice to PRAECIS terminating in whole the Collaboration Agreement pursuant to Section 18(b)(ii) thereof, which termination, in accordance with such Section 18(b)(ii), became effective on December 17, 2001 (the "TERMINATION DATE");

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     WHEREAS, PRAECIS and Amgen entered into a letter agreement dated September
20, 2001, regarding the transfer from Amgen to PRAECIS effective September 20, 2001 of all obligations, responsibility and control over regulatory and operational matters with respect to certain clinical studies identified therein (the "CLINICAL STUDIES LETTER AGREEMENT");

     WHEREAS, PRAECIS and Amgen entered into an Assignment of Development and Supply Agreement dated January 18, 2002 and attached hereto as Exhibit A (the "UCB ASSIGNMENT AGREEMENT"), regarding the assignment from Amgen to PRAECIS effective as of the Termination Date of all of Amgen's rights, interests and obligations under a Development and Supply Agreement between Amgen and UCB attached hereto as Exhibit B (the "UCB-AMGEN AGREEMENT");

     WHEREAS, PRAECIS and Amgen wish to confirm the termination of the Collaboration Agreement and related instruments and documents to the extent provided herein, and to finally resolve all outstanding issues as to the amounts of monies the parties may owe each other under the Collaboration Agreement and as to the continuing rights and obligations of the parties arising out of or relating to the Collaboration Agreement or the termination thereof.

     NOW THEREFORE, in consideration of the foregoing, and the representations and agreements set forth herein, PRAECIS and Amgen agree as follows:

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1.   CERTAIN CAPITALIZED TERMS. As used in this Termination Agreement, the following terms shall have the respective meanings set forth below. Additional capitalized terms used but not defined herein shall have the respective meanings for such terms set forth in the Collaboration Agreement.

     (a) "AFFILIATE" of a party shall mean a Person which controls, is controlled by, or is under common control with such party. A Person shall be regarded as in "control" of another Person if it owns or directly or indirectly controls the voting and disposition of fifty percent (50%) or more of the voting stock or other ownership interest of the other Person, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Person or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the Person.

     (b) "AMGEN CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11(b) hereof.

     (c)  "AMGEN INVENTORY" has the meaning set forth in Section 3(a) hereof.

     (d)  "API" has the meaning ascribed thereto in the first sentence of
          Section 1.2 of the UCB-Amgen Agreement.

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     (e)  "ASSUMED CLINICAL STUDIES" has the meaning set forth in Section 8(a)
          hereof.

     (f) "ASSUMED OTHER CONTRACTS" has the meaning set forth in Section 7(b) hereof.

     (g)  "CLINICAL STUDIES ASSIGNMENT AGREEMENTS" has the meaning set forth in
          Section 8(b) hereof.

     (h) "CLINICAL STUDIES LETTER AGREEMENT" has the meaning set forth in the Recitals.

     (i) "CLINICAL STUDIES CONTRACTS" has the meaning set forth in Section 8(b) hereof.

     (j)  "COLLABORATION AGREEMENT" has the meaning set forth in the Recitals.

     (k)  "COLLABORATION TRANSACTION DOCUMENTS" has the meaning set forth in
          Section 2 hereof.

     (l)  "DELIVERABLES" has the meaning set forth in Section 4 hereof.

     (m)  "DELIVERY DATE" has the meaning set forth in Section 3(a) hereof.

     (n) "ENDO IND TRANSFER LETTER" has the meaning set forth in Section 5 hereof.

     (o)  "LOSSES" has the meaning set forth in Section 12(a) hereof.

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     (p)  "OTHER CONTRACTS" has the meaning set forth in Section 7(b) hereof.

     (q) "PERSON" shall mean any natural person, corporation, business trust, association, partnership, limited liability company, joint venture, governmental entity or any other entity.

     (r)  "PRAECIS CONFIDENTIAL INFORMATION" has the meaning set forth in
          Section 11(a) hereof.

     (s)  "SALSBURY INVENTORY" has the meaning set forth in Section 3(a) hereof.

     (t)  "SIGNING DATE" has the meaning set forth in the Recitals.

     (u)  "SURVIVING AGREEMENTS" has the meaning set forth in Section 2 hereof.

     (v)  "TERMINATION DATE" has the meaning set forth in the Recitals.

     (w) "UCB" means UCB S.A., having a registered office at Allee de la Recherche 60, B-1070 Brussels, Belgium.

     (x)  "UCB-AMGEN AGREEMENT" has the meaning set forth in the Recitals.

     (y)  "UCB ASSIGNMENT AGREEMENT" has the meaning set forth in the Recitals.

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2.   TERMINATION OF COLLABORATION AGREEMENT AND RELATED AGREEMENTS; REVERSION OF
RIGHTS AND OBLIGATIONS TO PRAECIS. The parties hereby agree, acknowledge and confirm that, except as expressly set forth in this Section 2 below with respect to the Surviving Agreements, effective as of the Termination Date, the Collaboration Agreement and all agreements or instruments between PRAECIS and Amgen (or by PRAECIS or Amgen for the benefit of the other) entered into pursuant to the Collaboration Agreement or in connection therewith prior to the Termination Date (collectively, the "COLLABORATION TRANSACTION DOCUMENTS"), were terminated in their entirety, including all licenses, sublicenses, rights and obligations thereunder (including any rights and obligations which according to their terms or otherwise were intended to survive termination or expiration of the relevant agreement). Without limitation of the foregoing, and for the avoidance of doubt, (a) Amgen acknowledges and agrees, on behalf of itself and its Affiliates that, effective as of the Termination Date, any and all rights of Amgen with respect to the Collaboration Technology or Licensed Products reverted to PRAECIS, and neither Amgen nor any of its Affiliates has or shall have any rights or claims of any nature whatsoever (i) to, in, arising out of, or with respect to, the Collaboration Technology or any Licensed Products, or the development, commercialization, sale, use, assignment or transfer thereof or
(ii) under or arising out of the Collaboration Agreement or any other Collaboration Transaction Documents, and (b) PRAECIS acknowledges and agrees, on behalf of itself and its Affiliates that, effective as of the Termination Date, any and all obligations of Amgen or any of its Affiliates with respect to (i) the Collaboration

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Agreement and all other Collaboration Transaction Documents or (ii) the
Collaboration Technology or Licensed Products, terminated, and neither PRAECIS nor any of its Affiliates has or shall have any rights or claims of any nature whatsoever against Amgen or its Affiliates with respect to the Collaboration Agreement, the other Collaboration Transaction Documents, the Collaboration Technology or any Licensed Products, or the development, commercialization, sale, use, assignment or transfer thereof. Without limiting the generality of the foregoing, PRAECIS acknowledges and agrees that Amgen shall have no obligation to extend to PRAECIS all or any part of the line of credit contemplated by Section 9(e) of the Collaboration Agreement. Notwithstanding the foregoing, nothing contained in this Section 2 shall terminate or alter or impair in any manner the respective rights and obligations of PRAECIS and Amgen under the Clinical Studies Letter Agreement, the Clinical Studies Assignment Agreements, the Endo IND Transfer Letter or the UCB Assignment Agreement (collectively, the "SURVIVING AGREEMENTS"), which shall continue in full force and effect in accordance with their respective terms. For the avoidance of doubt, the parties acknowledge that the term "SURVIVING AGREEMENTS" shall not include any agreements or other documents which are the subject of or are referred to in the Surviving Agreements (for example, the UCB Assignment Agreement shall not include the UCB-Amgen Agreement).

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3.   INVENTORY.

     (a) Promptly after the Signing Date, PRAECIS will make, and Amgen will cooperate with PRAECIS' reasonable requests in making, appropriate arrangements for the shipment from Amgen to PRAECIS at PRAECIS' principal place of business identified in the first paragraph hereof or such other location or locations as may be determined by PRAECIS, of all quantities of inventory of Licensed Products, in whatever form, listed on Exhibit C hereto (collectively, "AMGEN INVENTORY"), all of which quantities of inventory Amgen hereby represents and warrants to PRAECIS are (to the extent not previously delivered to PRAECIS as indicated on such Exhibit C) located at Amgen's premises in Thousand Oaks, California (the "AMGEN PREMISES"). Subject to PRAECIS making appropriate shipping arrangements as provided in the first sentence of this Section 3(a), Amgen will effect the delivery of Amgen Inventory (to the extent not previously delivered to PRAECIS as indicated on Exhibit C hereto) to PRAECIS' designated shipping company at the Amgen Premises (the "DELIVERY") within ten (10) business days after the Signing Date. Upon Delivery, all Amgen Inventory shall be free and clear of all liens, claims or encumbrances of any kind or nature arising from any action of Amgen. Risk of loss for all Amgen Inventory shall rest with Amgen until Delivery, whereupon it shall transfer to PRAECIS.

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          Amgen represents and warrants to PRAECIS that the Amgen Inventory has been, and until Delivery will be, maintained under cGMP conditions, which representation and warranty shall survive Delivery. PRAECIS shall be solely responsible for maintaining the Amgen Inventory in compliance with cGMP conditions after Delivery. The date on which Delivery is completed as contemplated by this Section 3(a) is referred to as the "DELIVERY DATE." The parties agree and acknowledge that the Amgen Inventory shall not include inventory of Licensed Products, in whatever form, in the possession or control of Salsbury Chemicals, Inc. as of the Signing Date (the "SALSBURY INVENTORY"), or any other inventory not specifically listed on Exhibit C hereto.

     (b) Amgen hereby disclaims any right, title or interest in or to the Salsbury Inventory, and PRAECIS acknowledges that Salsbury Chemicals, Inc. shall be solely responsible for delivering the Salsbury Inventory in accordance with PRAECIS' instructions.

4. DELIVERABLES. As promptly as practicable after the Signing Date, and in any event not later than September 17, 2002, Amgen will deliver or cause to be delivered to PRAECIS, at its principal place of business identified in the first paragraph hereof or such other location or locations as may be designated by PRAECIS to Amgen, all of the documents, clinical data, equipment and other materials listed on Exhibit D hereto (collectively, "DELIVERABLES") to the extent not

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previously delivered. Amgen agrees to execute any and all additional instruments of assignment or other documentation, and take any other actions as reasonably necessary to vest in PRAECIS valid title to all Deliverables, free and clear of all liens, claims or encumbrances of any kind or nature arising from any action of Amgen, at PRAECIS' sole cost and expense. Risk of loss for any Deliverable shall rest with Amgen until it leaves the Amgen Premises, whereupon it shall transfer to PRAECIS.

5. REGULATORY, TRADEMARK AND PATENT ASSIGNMENTS. Amgen hereby assigns to PRAECIS Amgen's entire right, title and interest in and to (i) all regulatory filings, regulatory approvals, and other governmental authorizations, permits or approvals, in each case to the extent relating to Licensed Products, including without limitation, those listed on Exhibit E hereto, and (ii) (A) all trademarks (including any registrations and applications for registration thereof and all goodwill attaching thereto) relating to Licensed Products, including without limitation the trademark Plenaxis(TM) and all registration applications with respect thereto, all of which are listed on Exhibit F hereto, and (B) the patent application(s) listed on Exhibit F hereto, including all foreign counterparts thereto and continuations, continuations-in-part, and divisionals thereof, and all patents issuing from any of the foregoing. Amgen represents, warrants and covenants that the items, property and rights being assigned pursuant to this Section 5 are free and clear of all liens, claims or encumbrances of any kind or nature arising from any action of Amgen. Amgen agrees to execute, and to file or record with or provide proper notice to, or (if appropriate) enable PRAECIS to file or record

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with or provide proper notice to, the appropriate governmental offices, any and all additional instruments of assignment or other documentation (including without limitation separate instruments of trademark and patent assignment), as may be reasonably requested by PRAECIS to assure PRAECIS of the benefit of the assignments provided for in this Section 5, at PRAECIS' sole cost and expense. The parties acknowledge and agree that, as contemplated by this Section 5, (i) prior to the Signing Date, Amgen has executed and delivered to (A) the FDA a letter, a copy of which is attached hereto as Exhibit G, transferring ownership of the Abarelix U.S. Endometriosis IND (No. 56,259) to PRAECIS (the "ENDO IND TRANSFER LETTER") and (B) PRAECIS trademark assignments for the applications for trademark registration and the trademarks (including any registrations and all goodwill attaching to the foregoing) listed on Exhibit F hereto (other than an assignment of trademark application number 132426 listed under section 5 of part A of Exhibit F hereto (the "Egypt Trademark Assignment")) in the form attached hereto as Exhibit H, (ii) on or before September 17, 2002, Amgen will execute and deliver to PRAECIS the Egypt Trademark Assignment in the appropriate form prescribed by Egyptian trademark authorities, and (iii) Amgen has previously executed and delivered to PRAECIS an assignment of the patent application listed on Exhibit F in the form attached hereto as Exhibit I. PRAECIS shall have sole responsibility with respect to, and bear all expenses arising after the Termination Date in connection with, the prosecution, maintenance and defense of such trademark applications and patent application(s).

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6.   CASH PAYMENT. On the Delivery Date, PRAECIS shall pay Amgen, by wire transfer of funds to the account of Amgen designated on Exhibit J attached hereto, the non-refundable sum of Thirteen Million Dollars ($13,000,000), which shall constitute full and complete satisfaction of all amounts payable by PRAECIS to Amgen under or in connection with the Collaboration Agreement or the termination thereof and all amounts payable by PRAECIS to Amgen in consideration of Amgen's delivery of Inventory pursuant to Section 3 hereof.

7.   ASSIGNMENT OF CERTAIN THIRD PARTY CONTRACTS.

     (a) UCB-AMGEN AGREEMENT. In accordance with Section 9.3 of the UCB-Amgen Agreement, pursuant to the UCB Assignment Agreement, Amgen has assigned to PRAECIS and PRAECIS has accepted the UCB-Amgen Agreement in its entirety, and PRAECIS has assumed all of Amgen's liabilities and obligations thereunder effective as of the Termination Date (without limitation, however, of Amgen's obligations under Section 12(a) hereof).

     (b) OTHER CONTRACTS. Amgen hereby assigns to PRAECIS, effective as of the Termination Date, all of Amgen's rights and obligations under the agreements listed on Exhibit K hereto (the "OTHER CONTRACTS"), subject, in the case of each Other Contract, to any required consent to such assignment of such Other Contract. Amgen and PRAECIS shall cooperate in good faith to obtain any

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          necessary consent to such assignment (and upon any such necessary consent being obtained, such assignment shall be deemed to have been effected hereby), provided that neither PRAECIS nor Amgen shall be required to pay any consideration to obtain such consent. PRAECIS shall, and hereby does effective as of the Termination Date, assume Amgen's obligations under each Other Contract to the extent Amgen's rights under such Other Contract have been validly assigned to PRAECIS as contemplated by this Section 7(b) (without limitation, however, of Amgen's obligations under Section 12(a) hereof). Such Other Contracts which have been validly assigned to and assumed by PRAECIS in accordance with this Section 7(b) are referred to as the "ASSUMED OTHER CONTRACTS."

8.   ASSUMED CLINICAL STUDIES.

     (a) ASSUMPTION BY PRAECIS OF CLINICAL STUDIES. Amgen and PRAECIS acknowledge and agree that, pursuant to the Clinical Studies Letter Agreement, effective as of, and from and after, September 20, 2001, PRAECIS has had and shall have all obligations, responsibility and control over regulatory and operational matters with respect to the clinical studies referred to below (the "ASSUMED CLINICAL STUDIES"), without limitation, however, of Amgen's obligations under Section 12(a) hereof:

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          (i)    ENDOMETRIOSIS STUDY
                 A Multi-Center, Randomized, Controlled Clinical Trial Comparing the Safety and Efficacy of Abarelix-Depot to Lupron Depot
                 3.75 mg in Women with Endometriosis-Associated Pain.

                 PRAECIS Protocol Number 149-99-02

                 No Amgen Protocol Number

          (ii)   ROLLOVER STUDY
                 A Rollover, Multicenter, Open-Label, Maintenance Study of Patients with Prostate Cancer Who Were Previously Treated with Abarelix-Depot 50mg or 100mg IM.

                 PRAECIS Protocol Number 149-99-04

                 Amgen Protocol Number 990789

          (iii)  3b STUDY
                 An Open-label comparison of Neoadjuvant Hormonal Therapy (NHT) with Abarelix Depot 100 mg IM or Lupron Depot 7.5 mg IM in Patients with Prostate Cancer Planned to Undergo Brachytherapy or External-beam Radiation Therapy.

                 PRAECIS Protocol Number 149-00-01

                 Amgen Protocol Number 20000170

          (iv)   INVESTIGATOR IND CLINICAL STUDIES
                 Phase II study of abarelix-depot in androgen-independent prostate cancer.

                 Amgen Protocol Number 20000775

                 Phase II trial of abarelix-depot in patients with androgen-independent prostate cancer.

                 Amgen Protocol Number 20000726

          (v)    INVESTIGATOR IND PRECLINICAL STUDIES
                 The role of androgen surge in the response of prostate cancer to androgen withdrawal.

                 (No protocol number available) Amgen Contract # 20008224

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                 Evaluation of abarelix on the prostate cancer in the TRAMP model.

                 (No protocol number available) Amgen Contract # 20008261

     (b) CLINICAL STUDIES CONTRACTS. The parties acknowledge that, pursuant to separate letter agreements (the "CLINICAL STUDIES ASSIGNMENT AGREEMENTS"), Amgen has assigned to PRAECIS all of Amgen's rights, and PRAECIS has assumed all of Amgen's obligations, under the agreements listed on Exhibit L hereto as of the dates set forth therein, all of which are agreements for clinical sites related to the Assumed Clinical Studies (the "CLINICAL STUDIES CONTRACTS"), without limitation, however, of Amgen's obligations under Section 12(a) hereof.

9. NON-ASSERTION COVENANT. Amgen, on behalf of itself and its officers, directors, employees, agents and Affiliates and each of their respective successors and assigns, agrees not to bring, and not to permit any other party acting on its behalf to bring, any suit, action or proceeding alleging that any activity of PRAECIS or any Affiliate or any licensee or sublicensee thereof in connection with the development or commercialization of any Licensed Products
(a) substantially as the Licensed Products exist on the Signing Date and (b) substantially as such development or commercialization was contemplated by the Collaboration Agreement prior to its termination, infringes any patent or other intellectual property right owned or controlled by Amgen or any of its Affiliates as of the Signing Date. Nothing contained in this Section 9 shall prevent Amgen

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from defending the validity of any patent or other intellectual property right in any action brought against Amgen.

10.  RELEASES; COVENANTS NOT TO SUE; NO ASSIGNMENT OF CLAIMS.

     (a)  Releases.

          (i) RELEASE BY AMGEN. Amgen, on behalf of itself and its officers, directors, employees, agents and Affiliates and each of their respective successors and assigns, hereby irrevocably and unconditionally releases and forever discharges PRAECIS, and its officers, directors, employees, agents and Affiliates and each of their respective successors and assigns, from all claims, liabilities, obligations, causes of action and demands of any nature whatsoever, whether known or unknown, on account of or arising from the Collaboration Agreement or any other Collaboration Transaction Documents, or any breach of any of the foregoing, including any remedies which Amgen might otherwise now or hereafter have thereunder, both in equity and at law, but excluding all claims, liabilities, indemnifications, obligations, causes of action and demands under the Surviving Agreements, this Termination Agreement or any agreement or instrument entered into on or after the Signing Date between PRAECIS and Amgen (or by PRAECIS or Amgen for the benefit of the other) pursuant to or as contemplated by this Termination Agreement.

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          (ii)   RELEASE BY PRAECIS. PRAECIS, on behalf of itself and its
     officers, directors, employees, agents and Affiliates and each of their respective successors and assigns, hereby irrevocably and unconditionally releases and forever discharges Amgen, and its officers, directors, employees, agents and Affiliates and each of their respective successors and assigns, from all claims, liabilities, obligations, causes of action and demands of any nature whatsoever, whether known or unknown, on account of or arising from the Collaboration Agreement or any other Collaboration Transaction Documents, or any breach of any of the foregoing, including any remedies which PRAECIS might otherwise now or hereafter have thereunder, both in equity and at law, but excluding all claims, liabilities, indemnifications, obligations, causes of action and demands under the Surviving Agreements, this Termination Agreement or any agreement or instrument entered into on or after the Signing Date between PRAECIS and Amgen (or by PRAECIS or Amgen for the benefit of the other) pursuant to or as contemplated by this Termination Agreement.

          (iii) GENERAL RELEASE OF UNKNOWN CLAIMS. In connection with the foregoing releases set forth in this Section 10(a), except as expressly set forth therein, each of PRAECIS and Amgen hereby waives the benefits of
     Section 1542 of the California Civil Code which provides:

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          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES
          NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     (b) Notwithstanding the provisions of Section 1542, this Termination Agreement releases claims to the extent provided in Section 10(a) above, whether known or unknown, foreseen, unforeseen, patent or latent which each party has as of the date hereof against the other, and this release shall act as a release of future claims that may arise from acts arising prior to the date hereof, whether such claims are currently known, unknown, foreseen, unforeseen, patent or latent. Each of PRAECIS and Amgen understands and acknowledges the significance and consequence of such specific waiver of Section 1542 and hereby assumes full responsibility for such waiver.

     (c) COVENANT NOT TO SUE. The parties, on behalf of themselves and their respective officers, directors, employees, agents and Affiliates and each of their respective successors and assigns, hereby irrevocably and unconditionally waive and give up any right to, and covenant and agree not to and not to permit any other party acting on their behalf to, commence any action, or bring any

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          charge or complaint, against each other or any of the other Persons released under Section 10(a) above, with respect to the claims, liabilities, obligations, causes of action or demands so released under Section 10(a) above, or to seek or be entitled to any equitable or monetary relief in any action or in connection with any charge or complaint that may be commenced or brought on their behalf with respect thereto.

     (d) NO ASSIGNMENT OF CLAIMS. Each party hereby represents and warrants to the other that neither it nor any of its Affiliates has assigned to any other Person any claims, causes of action or demands released pursuant to Section 10(a) above.

     (e) NO ADMISSION. Each party acknowledges that this Termination Agreement effects the settlement of existing and potential claims, and nothing herein is intended to constitute or should be construed as an admission of liability to any party or to any Person.

11.  CONFIDENTIALITY.

     (a) PRAECIS CONFIDENTIAL INFORMATION. Subject to the further provisions of this Section 11(a), Amgen will keep confidential and will not publish or otherwise disclose or use for any purpose any data, information or materials of PRAECIS or Amgen constituting or contained in any Deliverables, or constituting, contained in or

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          relating to any Collaboration Technology or any Licensed Product, or
          otherwise created or developed by or on behalf of PRAECIS or Amgen, or disclosed by PRAECIS to Amgen, pursuant to or in connection with the Collaboration Agreement (collectively, "PRAECIS CONFIDENTIAL INFORMATION"), except (i) as separately agreed to in writing by PRAECIS after the Signing Date; (ii) solely with respect to PRAECIS Confidential Information which is also Amgen Confidential Information and solely to the extent such PRAECIS Confidential Information (A) was created or developed without use of, and does not include, incorporate or utilize, any data, information, technology, inventions or intellectual property rights included in the Collaboration Technology, and (B) is not included or incorporated in, or utilized by PRAECIS or any licensee or sublicensee thereof in connection with the development or commercialization of, any Licensed Products substantially as Licensed Products exist on the Signing Date and substantially as such development or commercialization was contemplated by the Collaboration Agreement prior to its termination; (iii) to the extent that such PRAECIS Confidential Information (A) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, or (B) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be,

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          other than through any act or omission of Amgen in breach of this
          Section 11(a); or (iv) to the extent that (A) such PRAECIS Confidential Information is required to be disclosed in prosecuting or defending litigation (including any litigation relating to the enforcement of this Agreement) or complying with any court order or governmental regulation or (B) Amgen determines in good faith, after consultation with outside legal counsel, that such Praecis Confidential Information is otherwise required by law (including any rule, regulation, policy or practice of any regulatory agency or authority or any stock market or exchange on which any securities of Amgen are listed and traded) to be disclosed. Nothing contained in this Section 11(a) shall constitute any grant by PRAECIS of any license or other rights in or to any intellectual property of PRAECIS nor prevent PRAECIS from defending the validity of any patent or other intellectual property right in any action, proceeding or investigation against or involving PRAECIS.

     (b) AMGEN CONFIDENTIAL INFORMATION. PRAECIS will keep confidential and will not publish or otherwise disclose or use for any purpose any data, information or materials of Amgen constituting or contained in any Deliverables, or constituting, contained in or relating to any Collaboration Technology or any Licensed Product, or otherwise created or developed by or on behalf of Amgen (other than by or on behalf of PRAECIS), or

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          disclosed by Amgen to PRAECIS, pursuant to or in connection with the
          Collaboration Agreement (collectively, "AMGEN CONFIDENTIAL INFORMATION"), except (i) as separately agreed to in writing by Amgen after the Signing Date; (ii) in connection with the development or commercialization of the Collaboration Technology or Licensed Products (for the avoidance of doubt, including in connection with the filing or prosecution of any patent applications); (iii) to the extent that such Amgen Confidential Information (A) was generally available to the public or otherwise part of the public domain at the time of its disclosure to PRAECIS, or (B) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, other than through any act or omission of PRAECIS in breach of this Section 11(b); or (iv) to the extent that (A) such Amgen Confidential Information is required to be disclosed in prosecuting or defending litigation (including any litigation relating to the enforcement of this Agreement) or complying with any court order or governmental regulation or (B) PRAECIS determines in good faith, after consultation with outside legal counsel, that such Amgen Confidential Information is otherwise required by law (including any rule, regulation, policy or practice of any regulatory agency or authority or any stock market or

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          exchange on which any securities of Praecis are listed and traded) to be disclosed.

12.  INDEMNIFICATION.

     (a) INDEMNIFICATION BY AMGEN. Amgen shall indemnify PRAECIS against, and hold PRAECIS harmless from, any and all liabilities, losses, damages or costs and expenses (collectively, "LOSSES") arising out of (i) any third-party claims of any nature in connection with the research, development, manufacturing or marketing of Licensed Products, or actions or omissions relating thereto, in each case prior to the Signing Date, by, on behalf of, under authority of, or pursuant to contracts with, Amgen, any of its Affiliates or their respective licensees or sublicensees, including without limitation pursuant to the Collaboration Transaction Documents, but only if and to the extent such Losses are attributable to the gross negligence or willful misconduct of Amgen or its Affiliates or their respective licensees or sublicensees; (ii) any breach by Amgen of any covenant or agreement of Amgen contained in this Termination Agreement or in the Surviving Agreements; (iii) any representation or warranty of Amgen contained in this Termination Agreement being untrue in any material respect; and/or (iv) the matters described on Exhibit M attached hereto. For purposes hereof, any manufacturing or other activities or obligations

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

          performed or provided by PRAECIS shall not be considered to have been performed or provided on behalf of, or under authority of, Amgen, its Affiliates or sublicensees. For the avoidance of doubt, PRAECIS acknowledges and agrees that Amgen shall not be required to indemnify Praecis pursuant to clause (i) of this Section 12(a) to the extent that any Losses referred to in such clause (i) are attributable to Amgen's or its Affiliate's active or passive negligence, provided such negligence does not constitute gross negligence.

     (b) INDEMNIFICATION BY PRAECIS. PRAECIS will indemnify Amgen against, and hold Amgen harmless from, all Losses arising out of (i) any third party claims of any nature in connection with the research, development, manufacturing, marketing or sale of Licensed Products (other than by, on behalf of or under authority of Amgen, its Affiliates, or sublicensees), or actions or omissions relating thereto, whether occurring prior to, on or after the Termination Date, including without limitation any such claims arising out of the Assumed Clinical Studies, the Clinical Studies Contracts, the Clinical Studies Assignment Agreements, the Clinical Studies Letter Agreement, the Assumed Other Contracts, any Collaboration Transaction Documents (including the UCB-Amgen Agreement), the IUF License Agreement or the Synthelabo Agreement, as any such agreements may be amended, modified or supplemented from time to time (including, in the case of this clause
          (i) any such third party claims for Losses consisting of contractual obligations of Amgen assumed by PRAECIS which were in effect as of the time such contractual obligations were assumed by PRAECIS), provided, however, that notwithstanding the foregoing or any other provision of this Termination Agreement or any Surviving Agreement, PRAECIS shall have no obligation or liability under this Section 12(b) or otherwise with respect to any Losses as to which Amgen is required to indemnify PRAECIS pursuant to clause (i) or (iv) of Section 12(a) hereof; (ii) any breach by PRAECIS of any covenant or agreement of PRAECIS contained in this Termination Agreement or in the Surviving Agreements; and/or (iii) any representation or warranty of PRAECIS in this Termination Agreement being untrue in any material respect.

     (c) NOTICE OF INDEMNIFICATION CLAIM. Each party will notify the other party in writing within five (5) business days of becoming aware of a claim for which indemnification may be sought hereunder.

13. ENTIRE AGREEMENT. This Termination Agreement (including the Exhibits attached hereto which are incorporated by reference herein and the Surviving Agreements) constitutes the entire agreement between the parties with respect to the subject matter hereof (and thereof) and supersedes all previous agreements or understanding between the parties. This Termination Agreement shall bind and inure to the benefit of, and be enforceable by, the parties and, with respect to Sections 10 and 24, the other Persons referred to therein, and the respective successors, assigns, heirs, executors and administrators of the parties and, with respect to Sections 10 and 24, of such other Persons. This Termination Agreement may only be changed or modified by written agreement of the parties.

14. GOVERNING LAW AND JURISDICTION. This Termination Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles. The parties hereby submit to the exclusive jurisdiction of the Delaware courts, both state and federal, in all matters concerning this Termination Agreement.

15. COUNTERPARTS. This Termination Agreement may be executed in counterparts (and by facsimile signatures), each of which shall be deemed an original but which together shall constitute one and the same instrument.

16. VALIDITY AND BINDING NATURE OF AGREEMENT. Each party hereby represents and warrants to the other that this Termination Agreement has been duly authorized, executed and delivered by, and is the valid and binding obligation of, such party, enforceable against such party in accordance with its terms.

17. NO OTHER REPRESENTATIONS. Each party acknowledges having read this Termination Agreement and fully understands its provisions, and acknowledges and agrees that no representation or promise not contained herein has been made to induce such party to enter into this Termination Agreement.

18. LEGAL ADVICE. Each party has had the opportunity to receive and has received independent legal advice from attorneys of their choice with respect to the advisability of making the settlement and release provided herein and of executing this Termination Agreement.

19. DISPUTES. Each party hereto agrees that in the event of any litigation arising under this Termination Agreement, the prevailing party shall be entitled to recover the reasonable fees and disbursements of counsel paid by such prevailing party in connection with such litigation.

20. PUBLIC ANNOUNCEMENTS. Neither party will make any public announcement regarding this Termination Agreement without the prior approval of the other party. In addition, in no event will either party use the name of the other party in any press release or other public announcement without the prior approval of the named party; provided, however, that no such approval of the other party shall be necessary if the press release or other public announcement is substantially similar to releases or announcements previously approved by such party (provided, however, that the term "substantially similar" shall not be deemed to permit additional information to be included in any such release or announcement if such information has not been previously approved by the other party). Each party agrees not to publicly disparage or defame, or make any material misrepresentation regarding the other party or any officer, director or employee of the other party; provided that this Section 20 shall not impair a party's right to provide truthful testimony or other information, or to otherwise make public statements or disclosures, to the extent a party, after consultation with outside legal counsel, determines in good faith that it is or may be required by law to do so.

21. NOTICE. Any notice, demand or communication under this Termination Agreement shall be in writing and served by personal delivery, registered or certified mail, or by overnight delivery by a nationally-recognized overnight delivery service, to the address of the party receiving notice as set forth in the first paragraph of this Termination Agreement, or at any domestic address that a party may provide to any other party in writing from time to time.

22. SEVERABILITY. Whenever possible, each provision of this Termination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Termination Agreement shall become prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Termination Agreement, which shall remain in full force and effect.

23. WAIVER. No waiver of any provision of this Termination Agreement or of any provision of any agreement or instrument entered into in accordance herewith or as contemplated hereby shall be valid unless made in writing and executed by a duly authorized officer of the waiving party. Failure of either party to insist upon

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

strict observance of or compliance with any of the terms of this Termination Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance of or compliance with such terms or the other terms hereof with respect to subsequent failures in the future.

24. THIRD PARTY VENDORS AND CONSULTANTS. Amgen agrees that it will not, and will cause its Affiliates not to, interfere with, obstruct or impede any third party vendor, supplier or consultant with respect to, and for the benefit of the PRAECIS Parties (as defined below) and each such third party vendor, supplier or consultant, Amgen hereby consents to such third parties, (except to the extent provided in Exhibit N with respect to two employees of one such third party consultant) initiating, continuing or carrying out work for PRAECIS, its Affiliates or their respective licensees or sublicensees (the "PRAECIS Parties") in connection with the development or commercialization of Collaboration Technology or Licensed Products, it being acknowledged and agreed, however, that this Section 24 shall not diminish in any manner the obligations of the parties under Section 11 of this Termination Agreement or Amgen's rights under any agreement between Amgen and such third party vendor, supplier or consultant (provided that in any event Amgen will permit any such third party to disclose Amgen Confidential Information to the same extent that PRAECIS would be permitted to disclose such information under Section 11(b) of this Termination Agreement) nor impair in any manner Amgen's ability to enter into agreements not inconsistent with this Section 24 with any such vendor, supplier or consultant.

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

     IN WITNESS WHEREOF, PRAECIS PHARMACEUTICALS INCORPORATED and Amgen Inc. have caused this Termination Agreement to be duly executed by their authorized representatives as of the date first written above.

PRAECIS PHARMACEUTICALS INCORPORATED


By:    /s/ Kevin F. McLaughlin
       ------------------------
Name:  Kevin F. McLaughlin
       ------------------------
Title: Senior Vice President
       and Chief Financial
       Officer
       ------------------------


AMGEN INC.

By:    /s/ Fabrizio Bonanni
       ------------------------
Name:  Fabrizio Bonanni
       ------------------------
Title: Senior Vice President of
       Quality and Compliance
       ------------------------


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